Exhibit (k)(7)

Execution Version

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of May 31, 2022 (this “Amendment”), among FLAT ROCK OPPORTUNITY FUND, a closed-end management investment company that is registered as an investment company under the Investment Company Act of 1940 (“Borrower”), as borrower, the Lenders party hereto and Eagle Point Credit Management LLC, as the administrative agent and collateral agent for the Lenders (in such capacity, “Agent”).

RECITALS:

WHEREAS, reference is made to that certain Credit Agreement, dated as of September 18, 2020, as amended by that certain Amendment No. 1 to Credit Agreement, dated January 5, 2021, and that certain Amendment No. 2 to Credit Agreement, dated August 16, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and as further amended by this Amendment, the “Credit Agreement”), among Borrower, the Lenders from time to time party thereto and Agent (capitalized terms used but not defined herein having the meaning provided in the Existing Credit Agreement);

WHEREAS, Borrower has notified Agent that it is requesting (i) pursuant to and in accordance with Section 2(g) of the Existing Credit Agreement, Incremental Term Loan Commitments in an aggregate principal amount of $12,000,000 (the “May 2022 Incremental Term Loan Commitments” and the term loans thereunder, “May 2022 Incremental Term Loans”), (ii) an increase in the Revolving Commitments in effect prior to the Third Amendment Effective Date under the Existing Credit Agreement by an aggregate principal amount of $1,500,000 (the “May 2022 Incremental Revolving Commitments” and together with the May 2022 Incremental Term Loan Commitments, the “May 2022 Incremental Commitments”) and (iii) to make certain other amendments to the Existing Credit Agreement to provide for the May 2022 Incremental Commitments as set forth herein;

WHEREAS, each of the funds and accounts managed by Eagle Point identified on the signature pages hereto as a “Lender” (each, an “Incremental Lender”) has agreed to provide the May 2022 Incremental Commitments on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.	Defined Terms. Unless otherwise specifically defined herein, each capitalized term used herein that is defined in the Existing Credit Agreement has the meaning assigned to such term in the Existing Credit Agreement.

2.	May 2022 Incremental Commitments; Amendments to the Existing Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 below:

a.	Each Incremental Lender party to this Amendment (i) severally commits to extend to Borrower, on the Third Amendment Effective Date, the May 2022 Incremental Term Loan Commitments and the May 2022 Incremental Revolving Commitments, as applicable, in an aggregate amount not to exceed such Incremental Lender’s Commitments as set forth on Schedule 1 (as amended by this Amendment) and (ii) agrees to become a “Lender” under the Credit Agreement for all purposes thereunder and the other Transaction Documents.

b.	Borrower, Agent and the Incremental Lenders acknowledge and agree that, upon the occurrence of the Third Amendment Effective Date:

(i)	the May 2022 Incremental Term Loans shall constitute Incremental Term Loans under, and as defined in, the Credit Agreement for all purposes under the Credit Agreement and the other Transaction Documents;

(ii)	the Incremental Lenders shall fund $12,000,000 of the May 2022 Incremental Term Loans on the Third Amendment Effective Date;

(iii)	the May 2022 Incremental Revolving Commitments shall constitute Revolving Commitments under, and as defined in, the Credit Agreement for all purposes under the Credit Agreement and the other Transaction Documents;

(iv)	the terms applicable to the May 2022 Incremental Term Loans shall be identical to the terms applicable to the Term Loans except to the extent set forth in Section 2(i) of the Credit Agreement as amended hereby;

(v)	the terms applicable to the May 2022 Incremental Revolving Commitments shall be identical to the terms applicable to the Revolving Commitments except to the extent set forth in Section 2(i) of the Credit Agreement as amended hereby; and

(vi)	Borrower shall use the proceeds of the May 2022 Incremental Term Loans and the May 2022 Revolving Loans for investments and general corporate purposes of Borrower.

c.	Section 2(i) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

(i)	Accrual and Payment of Interest and Fees.

(i)	Each Loan (other than any outstanding August 2021 Incremental Term Loans, May 2022 Incremental Term Loans and any outstanding principal amount of Revolving Loans in excess of $3,125,000 in the aggregate) shall bear interest on the outstanding principal amount thereof for each day at a rate per annum equal to 6.90%. Any outstanding principal amount of August 2021 Incremental Term Loans, May 2022 Incremental Term Loans and any outstanding principal amount of Revolving Loans in excess of $3,125,000 in the aggregate shall bear interest on for each day at a rate per annum equal to 6.00%. Notwithstanding the foregoing, for each day that (A) the Borrower fails to maintain a rating as required pursuant to Section 5(o) or (B) the Borrower’s rating is below BBB- from Egan-Jones Ratings Company or its equivalent from another NRSRO, (x) each Loan (other than any outstanding August 2021 Incremental Term Loans, May 2022 Incremental Term Loans and any outstanding principal amount of Revolving Loans in excess of $3,125,000 in the aggregate) shall bear interest on the outstanding principal amount thereof for each day at a rate per annum equal to 7.40% and (y) any outstanding principal amount of August 2021 Incremental Term Loans, May 2022 Incremental Term Loans and any outstanding principal amount of Revolving Loans in excess of $3,125,000 in the aggregate shall bear interest at a rate per annum equal to 6.50%. All accrued and unpaid interest on the Loans shall be due and payable on the last day of the applicable Interest Period and at such other times as may be specified herein.

(ii)	On the Closing Date, the Borrower agrees to pay to the Lenders, as compensation for the funding of the Term Loan, a closing fee in an amount equal to 2.50% of the Term Loan Commitments as of the Closing Date, which fee shall take the form of original issue discount and be net funded from the proceeds of the Term Loan. Such closing fee will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter. On the Second Amendment Effective Date, the Borrower agrees to pay to the Lenders, as compensation for providing the August 2021 Incremental Term Loan Commitments, a fee in an amount of 0.75% of the August 2021 Incremental Term Loan Commitments (i.e., $90,000), which fee shall take the form of original issue discount and be net funded from the proceeds of the August 2021 Incremental Term Loan funded on the Third Amendment Effective Date. On the Third Amendment Effective Date, the Borrower agrees to pay to the Incremental Lenders, as compensation for providing the May 2022 Incremental Term Loan Commitments, a fee in an amount of 1.50% of the May 2022 Incremental Term Loan Commitments (i.e., $180,000), which fee shall take the form of original issue discount and be net funded from the proceeds of the May 2022 Incremental Term Loans funded on the Third Amendment Effective Date.

(iii)	The Borrower agrees to pay to the Lenders, as compensation for providing the unfunded Revolving Commitments, the Commitment Fee, which fee shall accrue at all times from and after the Closing Date until the Maturity Date, including at any time during which one or more of the conditions in Section 3(b) is not met. Any accrued and unpaid Commitment Fee shall be due and payable on the last day of the applicable Commitment Fee Interest Period and at such other times as may be specified herein.

(iv)	Upon the occurrence and during the continuation of an Event of Default, the principal amount of the outstanding Loans and, to the extent permitted by Applicable Law, any past due interest payments on the Loans, any unpaid prepayment premium and any fees or other amounts owed hereunder, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall (unless waived in writing by the Lenders) thereafter bear interest (including, without limitation, interest, as provided in this Agreement, accruing after the filing of a petition initiating any insolvency proceedings, whether or not such interest accrues or is recoverable against the Borrower after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding) at the Default Rate. Interest payable at the Default Rate in accordance with this Section 2(i)(iv) shall be payable by the Borrower (x) in the case of any Event of Default other than an Event of Default pursuant to Section 8(h), on demand and (y) in the case of an Event of Default pursuant to Section 8(h), automatically and without further notice or action by any party. For the avoidance of doubt, payment or acceptance of the Default Rate is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Lender.

d.	Section 10 of the Existing Credit Agreement is hereby amended by amending and restating the definitions of “Commitment Amount”, , “Revolving Commitment” and “Term Loan Commitments” as follows:

“Commitment Amount” means, collectively, the Term Loan Commitments, the Incremental Term Loan Commitments (if any), and the Revolving Commitments. As of the Third Amendment Effective Date, the Commitment Amount is $55,125,000.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Schedule 1. The aggregate principal amount of the Revolving Commitments as of the Closing Date is $2,500,000. The aggregate principal amount of the Revolving Commitments as of the First Amendment Effective Date is $3,125,000. The aggregate principal amount of the Revolving Commitments as of the Second Amendment Effective Date is $4,625,000. The aggregate principal amount of the Revolving Commitments as of the Third Amendment Effective Date is $6,125,000.

“Term Loan Commitments” means collectively the (i) Initial Term Loan Commitments, (ii) the Delayed Draw Term Loan Commitments and (iii) the Incremental Term Loan Commitments (if any). The aggregate principal amount of the Term Loan Commitments as of the Closing Date is $20,000,000. The aggregate principal amount of the Term Loan Commitments as of the First Amendment Effective Date is $25,000,000. The aggregate principal amount of the Term Loan Commitments as of the Second Amendment Effective Date is $37,000,000. The aggregate principal amount of the Term Loan Commitments as of the Third Amendment Effective Date is $49,000,000.

e.	Section 10 of the Existing Credit Agreement is hereby amended by adding the following new defined terms thereto in their correct alphabetical order:

“Third Amendment” means that certain Amendment No. 3 to Credit Agreement, dated as of May 31, 2022, by and among Borrower, the Lenders party thereto and Agent.

“Third Amendment Effective Date” means the effectiveness of the Third Amendment in accordance with the terms thereof.

f.	Schedule 1 to the Existing Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Schedule 1.

3.	Third Amendment Effective Date Conditions. The effectiveness of this Amendment and the obligation of the Incremental Lenders to make the May 2022 Incremental Commitments and to fund $12,000,000 of the May 2022 Incremental Term Loans shall be subject to the satisfaction (or waiver) of the following conditions precedent (the date upon which this Amendment becomes effective, the “Third Amendment Effective Date”):

(a)	Agent shall have received a counterpart of this Amendment signed on behalf of each party hereto (which may include telecopy or electronic transmission (including a “PDF” file) of a counterpart of this Amendment) together with all schedules hereto.

(b)	Agent shall have received a Valuation Statement dated as of a date not more than 48 hours preceding the Third Amendment Effective Date.

(c)	[Reserved].

(d)	Agent shall have received a certificate duly executed by an officer of Borrower, certifying the following:

(i)	no Default or Event of Default shall exist or result from the incurrence of $12,000,000 of the May 2022 Incremental Term Loans on the Third Amendment Effective Date;

(ii)	on a pro forma basis after giving effect to the incurrence of $12,000,000 of the May 2022 Incremental Term Loans, the Borrower is in compliance with the Financial Covenants;

(iii)	all representations and warranties contained in the Transaction Documents shall be true and correct in all material respects (without duplication of any materiality qualifier therein) both before and after giving effect to the funding of $12,000,000 of the May 2022 Incremental Term Loans (except to the extent any representation or warranty relates to an earlier date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date);

(iv)	immediately prior to and immediately after giving effect to the funding of $12,000,000 of the May 2022 Incremental Term Loans, (A) the Total Outstandings shall not exceed either the Commitment Amount or the Maximum Amount, and (B) no Regulatory Event exists or would occur;

(v)	no action, suit, investigation or proceeding is pending or, to the knowledge of Borrower, is threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to result in a Material Adverse Effect; and

(vi)	immediately prior to and immediately after giving effect to the funding of $12,000,000 of the May 2022 Incremental Term Loans, the Asset Coverage Ratio is at least 300% (using Net Asset Values as calculated within 48 hours preceding the Third Amendment Effective Date).

(e)	Borrower shall pay to the Incremental Lenders, as compensation for the funding of the May 2022 Incremental Term Loans on the Third Amendment Effective Date, a closing fee in an amount equal to 1.50% of the May 2022 Incremental Term Loan Commitments (i.e., $180,000), which fee shall take the form of original issue discount and be net funded from the proceeds the May 2022 Incremental Term Loans funded on the Third Amendment Effective Date. Such closing fee will be in all respects fully earned, due and payable on the Third Amendment Effective Date and non-refundable and non-creditable thereafter.

(f)	The Borrower shall have paid all outstanding fees and expenses required to be paid in accordance with Section 9(e).

4.	Agreement of Borrower. Within fifteen (15) Business Days after the Third Amendment Effective Date, Borrower shall deliver to the Agent evidence of re-affirmation of the rating issued by Egan-Jones Ratings Company, which shall be reasonably acceptable to the Agent.

5.	Reaffirmation of Obligations; Expenses. Borrower hereby (a) acknowledges and reaffirms its obligations owing to Agent and each Lender under each Transaction Document to which it is a party, and (b) agrees that each of the Transaction Documents to which it is a party is and shall remain in full force and effect. Borrower hereby (i) further ratifies and reaffirms the validity and enforceability of all Liens and security interests heretofore granted, pursuant to and in connection with the Transaction Documents to Agent, on behalf and for the benefit of the Lenders, as collateral security for the Obligations under the Transaction Documents (including, without limitation, from after giving effect to this Amendment, extension of the May 2022 Incremental Commitments and the borrowing of the May 2022 Incremental Term Loans pursuant to this Amendment) in accordance with their respective terms, and (ii) acknowledges that all Liens and security interests, and all Collateral heretofore pledged as security for such Obligations, continue to be and remain collateral for such Obligations from and after the date hereof (including, without limitation, from after giving effect to this Amendment, extension of the Incremental Commitments and the borrowing of the May 2022 Incremental Term Loans pursuant to this Amendment).

6.	Reference to and Effect on the Credit Agreement and the other Transaction Documents.

(a)	Except to the extent expressly set forth in this Amendment, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any of the other Transaction Documents;

(b)	On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Transaction Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment; and

(c)	To the extent that any of the terms and conditions in any of the Transaction Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

7.	Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except as permitted by Section 9(b) of the Credit Agreement.

8.	Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

9.	GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; AND WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS AND WAIVER OF JURY TRIAL SET FORTH IN SECTIONS 9(r), 9(s) and 9(t) OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

10.	Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

11.	Counterparts; Integration. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act. This Amendment and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Borrower, Agent, nor any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Transaction Documents.

12.	Transaction Document; No Novation. On and after the Third Amendment Effective Date, this Amendment shall constitute a “Transaction Document” for all purposes of the Credit Agreement and the other Transaction Documents. This Amendment shall not constitute a novation of the Credit Agreement or any of the Transaction Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

FLAT ROCK OPPORTUNITY FUND, as Borrower

By:	/s/ Ryan Ripp
	Name:	Ryan Ripp
	Title:	Chief Financial Officer

EAGLE POINT CREDIT MANAGEMENT
LLC, as Agent

By:	/s/ Taylor Pine
Name:	Taylor Pine
Title:	Director

[***], as Incremental Lender

By:	/s/ Taylor Pine
Name:	Taylor Pine
Title:	Director

Address for Notices:

c/o Eagle Point Credit Management LLC 600 Steamboat Road, Suite 202
Greenwich, CT 06830
Attention:	Daniel Spinner
Telephone:	(203) 340-8590
Email:	epdif@eaglepointcredit.com
EPOperations@eaglepointcredit.com

[***]

[***], as Incremental Lender

By:	/s/ Taylor Pine
Name:	Taylor Pine
Title:	Director

Address for Notices:

c/o Eagle Point Credit Management LLC 600 Steamboat Road, Suite 202
Greenwich, CT 06830
Attention:	Daniel Spinner
Telephone:	(203) 340-8590
Email:	epdif@eaglepointcredit.com
EPOperations@eaglepointcredit.com

[***]

SCHEDULE 1
INITIAL TERM LOANS

Lender	Initial Term Loan Commitment
[***]	$4,166,667
[***]	$4,166,667
[***]	$1,666,666
Total	$10,000,000

TERM LOANS COMMITMENTS

Lender	Term Loan Commitments (after giving effect to the May 2022 Incremental Term Loan Commitments)
[***]	$7,850,741
[***]	$15,416,666
[***]	$6,166,668
[***]	$7,565,925
[***]	$5,925,926
[***]	$6,074,074
Total	$49,000,000

REVOLVING LOAN COMMITMENTS

Lender	Revolving Loan Commitment (after giving effect to the May 2022 Incremental Revolving Commitments)
[***]	$981,343
[***]	$1,927,084
[***]	$770,832
[***]	$945,741
[***]	$740,741
[***]	$759,259
Total	$6,125,000